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Exhibit 23 - Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-72747) pertaining to the Amended and Restated 1998 Stock Incentive Plan of The Banc Corporation and Commerce Bank of Alabama Incentive Stock Compensation Plan and (Form S-8 No. 333-70953) pertaining to The Banc Corporation 401(k) Plan of our report dated March 19, 1999, with respect to the supplemental consolidated financial statements of The Banc Corporation and Subsidiaries in the Current Report (Form 8-K) dated April 15, 1999.

                                        /s/ Ernst & Young LLP


Birmingham, Alabama
April 12, 1999